UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01               Other Events.

Allos Therapeutics, Inc., a Delaware corporation (the “Company”), has distributed to its stockholders a proxy statement for its 2009 Annual Meeting of Stockholders to be held on June 23, 2009.  Proposal 2 included in the proxy statement relates to approval of an amendment to the Company’s 2008 Equity Incentive Plan (the “Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the Plan by 5,750,000 shares.

On June 12, 2009, the Compensation Committee of the Board of Directors of the Company amended the Plan to provide that if the exercise price of any stock award is satisfied by tendering shares of common stock held by a participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for issuance under the Plan.  Prior to such amendment, the Plan provided that if the exercise price of any stock award was satisfied by tendering shares of common stock held by a participant (either by actual delivery or attestation), then the number of shares so tendered would remain available for issuance under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 12, 2009

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel